SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2003

AMDL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161

(State or other jurisdiction	(Commission File Number)	Identification No.)
of incorporation)		(IRS Employer

2492 Walnut Avenue, Suite 100, Tustin, CA	92780-7039

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 505-4460

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 16.1

Item 4. Changes in Registrant’s Certifying Accountant

     Effective January 1, 2003, certain principals of Corbin & Wertz (“C&W”), the Company’s independent auditors, formed Corbin & Company LLP (“C&C”), as a successor public accounting firm and transferred substantially all of C&W’s audit and attest clients to C&C. On January 31, 2003, the Audit Committee of the Board of Directors has approved the engagement of C&C by the Company as its independent auditors for the fiscal year ending December 31, 2002.

     C&W did not resign or decline to stand for reelection, but were dismissed effective January 1, 2003 to allow the appointment of C&C.

     During the past two years ending December 31, 2002, C&W’s audit opinion on the Registrant’s financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles.

     There were no disagreements with C&W during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during that period of time.

     Registrant has provided C&W with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-B, Item 304(a). C&W has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith C&W’s letter as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

16.1 Letter from Corbin & Wertz regarding absence of disagreement with statements contained herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC.
(Registrant)

Date: February 3, 2003	By:	/s/ Gary L. Dreher

Gary L. Dreher, President

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